Exhibit 23.1

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company’s previously filed Registration Statements (File No. 333-58135, File No. 333-12257, File No. 333-12255, File No. 333-43047, File No. 333-31569, File No. 333-31571 and File No. 333-26427).

                                                                                                                                                /Arthur Andersen, LLP/

Baltimore, Maryland,

March 28, 2002